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                                                                    EXHIBIT 23-2

[RYDER SCOTT COMPANY LETTERHEAD]






                                           September 22, 1995



MCN Corporation
500 Griswold
Detroit, Michigan 48226

                                           Re:  MCN Corporation
                                                MCN Investment Corporation
                                                Form S-3 Registration Statement

Ladies and Gentlemen:

        The firm of Ryder Scott Company Petroleum Engineers consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 1995, appearing in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                           Very truly yours,

                                           /s/ RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS
                                           -----------------------
                                           RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS